AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 2000
                                                     Registration No. __________

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            MAVERICK TUBE CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                       43-1455766
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(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)
 16401 Swingley Ridge Road
       Seventh Floor
   Chesterfield, Missouri                               63017
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(Address of Principal Executive Offices)              (Zip Code)

          The Maverick Tube Corporation 1999 Director Stock Option Plan
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                            (Full Title of the Plan)

                               Gregg M. Eisenberg
                 Chairman, President and Chief Executive Officer
                            Maverick Tube Corporation
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017
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                     (Name and Address of Agent for Service)
                                 (636) 733-1600
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          (Telephone Number, Including Area Code, of Agent for Service)

                        Copies of All Correspondence to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105

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                         CALCULATION OF REGISTRATION FEE

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 Title of                        Proposed          Proposed
Securities        Amount         Maximum           Maximum           Amount of
  to be           to be       Offering Price      Aggregate        Registration
Registered(1)   Registered     Per Share (2)    Offering Price          Fee
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Common Stock
$.01 Par Value    300,000          $22.50         $6,750,000        $1,782.00
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(1)    Includes one attached Preferred Share Purchase Right per share.

(2) This Registration Statement, pursuant to Rule 416, covers any additional shares of Registrant's $.01 par value common stock (the "Common Stock") which becomes issuable under the 1999 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of shares of common stock outstanding.

(3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the National Market System of The Nasdaq Stock Market on Friday, February 11, 2000.

                -----------------------------------------------

       This Registration Statement shall become effective in accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register shares of Maverick Tube Corporation ("Maverick" or the "Registrant") common stock, $.01 par value per share, and attached Preferred Share Purchase Rights of Maverick, for issuance to optionees under the Maverick Tube Corporation 1999 Director Stock Option Plan (the "Plan").

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Maverick with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Maverick's Annual Report filed on Form 10-K for the fiscal year ended September 30, 1999, filed by Maverick pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) Maverick's Quarterly Report filed on Form 10-Q for the fiscal quarter ended December 31, 1999, filed by Maverick, pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (c) The description of Maverick's common stock, which is contained in Maverick's Registration Statement on Form 8-A, filed by Maverick on October 31, 1990 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         (d) The description of Maverick's preferred share purchase rights, which is contained in Maverick's Registration Statement on Form 8-A, as amended by Maverick's Form 8-A/A (Amendment No. 1), filed by Maverick on August 5, 1998 and July 7, 1999, respectively, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by Maverick pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold, and all amendments or supplements filed with respect to the documents listed in
(a), (b), (c) or (d) above, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Copies of all documents incorporated by reference into this Registration Statement, other than exhibits to such documents (unless the exhibits are specifically incorporated by reference into such documents), will be provided without charge to each person to whom a prospectus with respect to the Plan is delivered, upon oral or written request by such person to Barry R. Pearl, Secretary, Maverick Tube Corporation, 16401 Swingley Ridge Road, Chesterfield, Missouri 63017, telephone: (636) 733-1600.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees, and agents. Consistent therewith, Article III, Section 16 of Maverick's Amended and Restated Bylaws, as amended (the "Bylaws") requires that Maverick indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. Article III, Section 16 of the Bylaws also provides that expenses incurred by an officer or director of Maverick or any of its direct or indirect wholly-owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by Maverick in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Maverick as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Maverick maintains a claims-made policy of directors' and officers' liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all directors and officers of Maverick and subsidiary companies, more than 50% of the outstanding voting stock of which is directly or indirectly owned by Maverick. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all Losses (as defined) which the directors and officers, or any of them, shall become legally obligated to pay, from claims made against them during the policy period for Wrongful Acts (as defined), which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of Maverick or a subsidiary thereof, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of Maverick or such subsidiary. The insurance includes the cost of defenses, appeals, bonds, settlements and judgments. The insurer's limit of liability under the policy is $5,000,000 in the aggregate for all Losses per year. The policy contains various reporting requirements and exclusions. Maverick also maintains a claims-made policy which provides coverage for Maverick, its directors and officers against loss, liability, cost or expense (as defined) incurred under the federal securities laws.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index located at page 8 hereof.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request For Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chesterfield, County of St. Louis, State of Missouri, on February 18, 2000.


                                        MAVERICK TUBE CORPORATION
                                        (Registrant)


                                        By: /s/ Gregg M. Eisenberg
                                            ------------------------------------
                                            Gregg M. Eisenberg
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Maverick Tube Corporation, hereby severally and individually constitute and appoint Gregg M. Eisenberg and Barry R. Pearl, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                          Title                             Date
     ----                          -----                             ----


/s/ Gregg M. Eisenberg        Chairman of the Board,           February 18, 2000
--------------------------    President, Chief Executive
Gregg M. Eisenberg            Officer and Director
                              (Principal Executive Officer)


/s/ Barry R. Pearl            Vice President-Finance and       February 18, 2000
--------------------------    Administration (Principal
Barry R. Pearl                Financial and
                              Accounting Officer)



/s/ William E. Macaulay       Director                         February 18, 2000
--------------------------
William E. Macaulay



/s/ David H. Kennedy          Director                         February 18, 2000
--------------------------
David H. Kennedy


/s/ C. Robert Bunch           Director                         February 18, 2000
--------------------------
C. Robert Bunch


/s/ C. Adams Moore            Director                         February 18, 2000
--------------------------
C. Adams Moore


/s/ Wayne P. Mang             Director                         February 18, 2000
--------------------------
Wayne P. Mang


                              Director
--------------------------
John M. Fox

                                  EXHIBIT INDEX

     Exhibit
     Number                 Description
     -------                -----------

      4.1 Shareholder Rights Agreement dated as of July 24, 1998 between the Registrant and Harris Trust and Savings Bank as Rights Agent, incorporated herein by reference to Exhibit 1 of the Registrant's Form 8-A filed on August 5, 1998, as amended by the Registrant's Form 8-A/A (Amendment No. 1), filed on July 7, 1999 (Commission File No. 0-30146).

      5.1        Opinion of Gallop, Johnson & Neuman, L.C., filed herewith.

      23.1 Consent of Ernst & Young LLP, independent auditors, filed herewith.

      23.2       Consent of Gallop,  Johnson & Neuman, L.C. (included in Exhibit
                 5.1).

      24.1 Power of Attorney (included on the signature page of this Registration Statement).

      99.1 The Maverick Tube Corporation 1999 Director Stock Option Plan, filed herewith.